Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Further Information Contact

American Community Bancshares, Inc.

Mr. Randy P. Helton, President and CEO

Phone: 704-225-8444

AMERICAN COMMUNITY BANCSHARES, INC. ANNOUNCES

RECORD RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2006

January 24, 2007. Charlotte, North Carolina: American Community Bancshares, Inc. (NASDAQ Stock Market: ACBA), the holding company for American Community Bank, announced record unaudited earnings for the three months ended December 31, 2006 of $1,425,000, an increase of $216,000 or 17.9% from unaudited earnings for the same period in 2005. Unaudited net interest income for the quarter increased to $4.9 million from $4.5 million for the same period in 2005, an increase of 8.0%. The Company reported unaudited non-interest income of $795,000 for the quarter ended December 31, 2006, a decrease of approximately 5.1% over the comparable period in 2005.

Unaudited earnings for the year ended December 31, 2006 were $4,276,000, a $232,000 or 5.2% decrease over unaudited earnings for the year ended December 31, 2005 of $4,508,000. Earnings per share (diluted) for the year ended December 31, 2006 decreased to $.60 compared to $.66 for the year ended December 31, 2005. Both decreases are primarily due to previously disclosed loan loss provisions in 2006 related to the Company’s discontinued leasing operations. The Company’s annualized return on average assets for the year ended December 31, 2006 was 0.91% with a return on average equity of 8.08%.

Total assets as of December 31, 2006 were $495.1 million, compared to $436.7 million at December 31, 2005, an increase of $58.4 million or 13.4%. The Company also experienced similar gains in loans and deposits. Total loans were $364.8 million, an increase of $36.4 million or 11.1%, over the $328.4 million reported at December 31, 2005. Total deposits were $401.1 million, an increase of $55.7 million or 16.1% over fourth quarter 2005 deposits of $345.4 million. Asset quality improved on a linked quarter basis, as nonperforming assets decreased to

$2.0 million or 0.41% of assets in the fourth quarter of 2006 from $3.0 million or 0.62% of assets in the third quarter of 2006 continuing the positive trend in problem assets.

Randy P. Helton, President and Chief Executive Officer commented: “We are pleased to be able to report record fourth quarter earnings of over $1.4 million. Our net interest margin remains stable at 4.28% and we continue to maintain an efficiency ratio in the mid 50% range. For the quarter our return on average equity was 10.35% and return on average assets was 1.15%. We have made significant progress in reducing our non-performing assets which decreased by almost $1.0 million from the third quarter. Our lease portfolio, which contributed to our large second and third quarter loan loss provisions, has decreased to about $8.3 million or less than 2.5% of our total loan portfolio. We are excited about the strong finish to 2006 and look forward to a solid 2007. Our goal is to continue to keep growing our Company in order to bring solid returns for our shareholders.”

American Community Bancshares, Inc., headquartered in Charlotte, North Carolina is the holding company for American Community Bank. American Community Bank is a full service community bank headquartered in Monroe, North Carolina with nine North Carolina offices located in two of the fastest growing counties in North Carolina, Mecklenburg and Union. It also has four offices located in York and Cherokee Counties in South Carolina. American Community Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The website for American Community Bancshares, Inc. is www.americancommunitybank.com. Its stock is traded on the NASDAQ Global Market under the symbol “ACBA”. For more information contact: Stephanie Helms, Shareholder Relations or Dan Ellis, Chief Financial Officer at (704) 225- 8444.

This press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in American Community Bancshares’s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

###

American Community Bancshares, Inc.

(Amounts in thousands except share and per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005 (a)
Assets
Cash and due from banks	$19,950	$15,268	$16,057	$13,646	$12,495
Interest-earning deposits with banks	17,295	11,357	326	10,087	4,454
Investment securities	65,192	66,239	65,309	62,842	64,307
Loans	370,431	368,020	357,134	350,516	332,708
Allowance for loan losses	(5,628)	(5,987)	(5,041)	(4,528)	(4,331)

Net loans	364,803	362,033	352,093	345,988	328,377

Accrued interest receivable	2,938	2,811	2,576	2,527	2,432
Bank premises and equipment	9,105	9,286	9,328	9,467	9,660
Foreclosed real estate	195	283	258	91	386
Non-marketable equity securities at cost	1,879	2,187	2,062	2,062	1,996
Goodwill	9,838	9,838	9,838	9,838	9,838
Other assets	3,876	4,112	2,925	3,294	2,726

Total assets	$495,071	$483,414	$460,772	$459,842	$436,671

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$61,735	$58,806	$56,125	$57,276	$58,054
Interest bearing	339,402	327,758	305,268	309,302	287,347

Total deposits	401,137	386,564	361,393	366,578	345,401

Borrowings	37,085	41,556	46,116	39,885	38,465
Accrued expenses and other liabilities	1,781	1,480	659	1,761	1,919

Total liabilities	440,003	429,600	408,168	408,224	385,785

Total stockholders’ equity	55,068	53,814	52,604	51,618	50,886

Total liabilities and stockholders’ equity	$495,071	$483,414	$460,772	$459,842	$436,671

Ending shares outstanding	7,008,081	6,963,663	6,921,554	6,853,240	6,853,010
Book value per share	7.86	7.73	7.60	7.53	7.43

Average Balances:
Loans	$360,877	$361,216	$351,815	$338,525	$329,267
Earning assets	450,244	436,391	419,346	414,294	408,788
Total assets	491,385	474,706	457,689	446,991	437,485
Interest-bearing deposits	332,523	312,189	296,171	296,171	296,918
Stockholders’ equity	54,599	53,364	52,163	51,457	50,536

(a)	Derived from audited consolidated financial statements

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended December 31,		Year ended December 31,
	2006	2005	2006	2005 (a)
Total interest income	$8,754	$7,112	$32,334	$25,584
Total interest expense	3,898	2,615	13,521	9,180

Net interest income	4,856	4,497	18,813	16,404

Provision for loan losses	188	294	2,657	809

Net interest income after provision for loan losses	4,668	4,203	16,156	15,595

Non-interest income
Service charges on deposit accounts	615	609	2,393	2,305
Mortgage banking operations	81	77	352	385
Realized gains on sale of securities	—	—	60	10
Other	99	152	548	594

Total non-interest income	795	838	3,353	3,294

Non-interest expense
Salaries and employee benefits	1,577	1,466	6,474	5,739
Occupancy and equipment	570	569	2,261	2,151
Other	1,069	1,100	4,058	3,852

Total non-interest expense	3,216	3,135	12,793	11,742

Income before income taxes	2,247	1,906	6,716	7,147
Provision (benefit) for income taxes	822	697	2,440	2,639

Net income	$1,425	$1,209	$4,276	$4,508

Net income per share
Basic	0.20	0.18	0.62	0.71
Diluted	0.20	0.17	0.60	0.66

Weighted average number of shares outstanding
Basic	6,993,838	6,833,259	6,913,534	6,364,336
Diluted	7,191,755	7,134,699	7,171,413	6,819,523

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

Three months ended	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005 (a)

Total interest income	$8,754	$8,320	$7,932	$7,328	$7,112
Total interest expense	3,898	3,646	3,180	2,797	2,615

Net interest income	4,856	4,674	4,752	4,531	4,497

Provision for loan losses	188	1,529	668	272	294

Net interest income after provision for loan loss	4,668	3,145	4,084	4,259	4,203

Non-interest income
Service charges on deposit accounts	615	615	601	562	609
Mortgage banking operations	81	84	106	81	77
Realized gains on sale of securities	—	35	—	25	—
Other	99	128	162	159	152

Total non-interest income	795	862	869	827	838

Non-interest expense
Salaries and employee benefits	1,577	1,513	1,855	1,529	1,466
Occupancy and equipment	570	560	560	571	569
Other	1,069	1,032	1,034	923	1,100

Total non-interest expense	3,216	3,105	3,449	3,023	3,135

Income before income taxes	2,247	902	1,504	2,063	1,906
Provision for income taxes	822	290	572	756	697

Net income	$1,425	$612	$932	$1,307	$1,209

Net income per share
Basic	$0.20	$0.09	$0.14	$0.19	$0.18
Diluted	$0.20	$0.09	$0.13	$0.18	$0.17

Weighted average number of shares outstanding
Basic	6,993,838	6,929,474	6,876,336	6,853,240	6,833,259
Diluted	7,191,755	7,173,914	7,176,336	7,156,948	7,134,699

Return on average equity	10.35%	4.59%	7.17%	10.30%	9.49%
Return on average assets	1.15%	0.52%	0.82%	1.19%	1.10%

Net interest margin	4.28%	4.25%	4.59%	4.44%	4.36%
Efficiency ratio	56.91%	56.09%	61.36%	56.42%	58.76%

Non-accrual loans	$563	$1,078	$1,922	$480	$469
Non-accrual leases	1,246	1,568	1,277	599	482
Other non-performing assets	201	340	394	155	478
Allowance for loan losses to total loans	1.52%	1.63%	1.41%	1.29%	1.30%
Net charge-offs to avg loans (annualized)	0.60%	0.63%	0.13%	0.02%	-0.24%
Nonperforming loans to total loans	0.49%	0.72%	0.90%	0.31%	0.29%
Nonperforming assets to total assets	0.41%	0.62%	0.78%	0.27%	0.33%